Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-280232, 333-278356, 333-262325, and 333-271058 and Registration Statements on Form S-3 Nos. 333-269094, 333-267993, and 333-271472 of our report dated March 31, 2025, relating to the consolidated financial statements of Local Bounti Corporation as of and for the years ended December 31, 2024 and 2023, appearing in this Form 10-K.

/s/ WithumSmith+Brown, PC
Whippany, New Jersey
March 31, 2025